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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 2-99511 effective July 18, 1985; File No. 33-32070 effective December 5, 1989; File No. 33-34621 effective May 20, 1990; File No. 33-35368 effective July 1, 1990; File No. 33-35990 effective July 24, 1990; and File No. 33-45351 effective January 28, 1992) of Minntech Corporation of our report dated June 12, 1996, appearing on page 27 of this Form 10-K.

                                          Price Waterhouse LLP

Minneapolis, Minnesota
July 11, 1996